Exhibit (c)(3)
PROJECT MONTAN} Discussion Materials July 27, 2011 EVERCORE PARTNERS

Preliminary Draft - Confidential

Montana Consolidated Case Comparison

($ in millions)

Revenue


$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$1,773
$1,764
$1,823
$1,790
$1,845
$1,804
$1,841
$1,786
$1,847
$1,778

	2011E	2012E	2013E	2014E	2015E
Inc/(Dec) - $	($9)	($33)	($41)	($55)	($69)
Inc/(Dec) - %	*(0%)*	*(2%)*	*(2%)*	*(3%)*	*(4%)*

Adj. EBITDA


$600
$500
$400
$300
$200
$100
$0
$441
$441
$484
$459
$518
$489
$524
$482
$535
$491

	2011E	2012E	2013E	2014E	2015E
Inc/(Dec) - $	$0	($25)	($29)	($42)	($44)
Inc/(Dec) - %	*0%*	*(5%)*	*(6%)*	*(8%)*	*(8%)*
Margin					
Upated	*25%*	*26%*	*27%*	*27%*	*28%*
Financing	*25%*	*27%*	*28%*	*28%*	*29%*

Financing Case | Updated Case

Management identified certain changes from the Financing Case to the Updated Case including, among others:

- Holland – Payments:
  - Annual volume declines of ~10-11% vs. ~8-9%
  - Partially offset by new pricing initiatives
- Finland:
  - Revenue lower due to expectations of more bank closures and further industry consolidation
- Scotland:
  - *GlobalScholar & Spectrum K12:* no significant change to 2015E revenues but slower ramp
  - *Medical Devices:* incremental pricing pressure
  - *Other Business Lines:* modest tempering of assumed growth rates
- Monaco:
  - No changes

Source: Montana management

(1) Adjusted EBITDA excludes asset impairment charges, gains on the extinguishment of debt, extraordinary gains, and the settlement of contingent claims

EVERCORE PARTNERS 1

$2,000$1,800 $1,600 $1,400 $1,200 $1,000 Inc/(Dec) — $ Inc/(‘Dec,) 2011E ($9) (00o) 2012E ($33) (2°o) 2013E ($41) (2°o) 2014E ($55) (3°o) 2015E ($69) (4°o) AdJ.EBITDA 25°o 26°o 27°o 27°o 28°o 25°o 27°o 28°o 28°o 29°o Financing Case Updated Case Financial Summaries — Updated Case Preliminary Draft — Confidential ($ in millions, except for per share amounts) Mnntini Hitnrici1 and Projected Financial Summary Source: Company filings, Montana management (1) Adjusted financials exclude asset impairment charges, gains on the extinguishment of debt, extraordinary gains, and the settlement of contingent claims (2) Unlevered FCF defined as after tax EBIT D&A Capex Change in NWC Other cash outlays I CAGR ‘08A-’1OA ‘lOA-’lSE (3.5°o,) (0.4°o,) (0.1°o) 4.6°o HHC Monaco Revenue 00 growth HHC Monaco Corporate Adj. EBITDA (1) 00 growth 00 margin MemoA EBITDA with CoAllocation HHC Monaco Adj. EBIT (1) 00 growth 00 margin Adj EPS (1) Unlevered FCF 00 of EBITDA Capex 00 of revenue Total Debt Debt / EBITDA Total Cash $465 Ha. 24.4°o 4421 44 $298 Ha. 15.6°o $3.42 $6 1.4°o $49 2.6°o $2,483 5.4x $102 $473 1.9°o 26.1°o 439 34 $310 3.8°o 17.100 $5.51 $219 4430 0 $44 2.4°o $2,316 4. 7x $134 $476 0.6°o 26.7°o 447 30 $317 2.3°o 17.8°o $6.35 $274 57.9°o $40 2.2°o $2,251 4.8x $313 $445 n.a. 255°o 44 14 31 $284 (10.3°o,) 16.3°o $5.50 $27 6.3°o $46 2.6°o $2,237 5.3x $225 3.0°o (1 7.9°o,) 3.100 0.2°o 6.100 1.30 0 36.2°o (2.2°o) n.a. n.a. n.a. (1.7°o,) EVERCORE PARTNERS 2

Historical Projected 12/31/08 12/31/09 12/31/10 LTM $1,795 $1,712 $1,671 $1,627 112 102 111 118 -12/31/11 12/31/12 12/31/13 12/31/14 12/31/15 $1,647 $1,663 $1,672 $1,648 $1,639 117 127 132 137 139 $1,906 $1,814 $1,783 $1,746 Ha. (4.8°o,) (1.7°o,) n.a. $431 $457 $458 $429 45 36 30 32 (11) (19) (13) (16) -$1,764 $1,790 $1,804 $1,786 $1,778 (1.000,) 1.5°c 0.8°o (1.000,) (0.4°o,) $423 $439 $465 $455 $463 31 33 36 40 41 (13) (13) (13) (13) (13) (3.3°o) (O.Ooo) 3.1°o 0.2°o (17.5°o,) 6.1°o 5.6°o 0.5°o 1.2°o $441 (7.4°o,) 25.0°o $459 4.1°o 25.6°o $489 6.6°o 27.1°o $482 (1.4°o,) 27.0°o $491 1.8°o 27.6°o 4411 30 4427 32 4454 35 4443 39 4451 40 $271 (14.4°o,) 15.4°o $291 7.5°o 16.3°o $325 11.7°o 18.0°o $322 (0.9°o,) 18.0°o $338 4.9°o 19.0°o $5.04 $5.59 $5.49 $5.09 $5.68 $100 23.7°o $254 55.3°o $261 53.3°o $271 56.2°o $290 59.1°o $55 3.1°o $48 2.7°o $43 2.4°o $38 2.1°o $37 2.1°o $2,201 5.2x $2,011 4.4x $1,840 3.8x $1,670 3.Sx $1,499 3.lx $297 $292 $286 $285 $303 Financial Summaries — Financing Case Preliminary Draft — Confidential ($ in millions, except for per share amounts) Mnntini Hitnrici1 and Projected Financial Summary Source: Company filings, Montana management (1) Adjusted financials exclude asset impairment charges, gains on the extinguishment of debt, extraordinary gains, and the settlement of contingent claims (2) Unlevered FCF defined as after tax EBIT D&A Capex Change in NWC Other cash outlays I CAGR ‘08A-’1OA ‘lOA-’lSE (3.5°o,) (O.1°o) HHC Monaco Revenue Oo growth HHC Monaco Corporate Adj. EBITDA (1) 00 growth 00 margin MemoA EBITDA with CoAllocation HHC Monaco Adj. EBIT (1) 00 growth 00 margin Adj EPS (1) Unlevered FCF 00 of EBITDA Capex 00 of revenue Total Debt Debt / EBITDA Total Cash 0.4°o 4.6°o $465 Ha. 24.4°o 4421 44 $298 Ha. 15.6°o $3.42 $6 1.40 0 $49 2.6°o $2,483 5.4x $102 $473 1.90 0 26.1°o 439 34 $309 3.8°o 17.100 $5.51 $219 4430 0 $44 2.4°o $2,316 4. 7x $134 $476 0.6°o 26.7°o 447 30 $317 2.3°o 17.8°o $6.35 $274 57.9°o $40 2.2°o $2,251 4.8x $313 $445 na. 255°o 44 14 31 $284 (10.3°o,) 16.3°o $5.50 $27 6.3°o $46 2.6°o $2,237 5.3x $225 3.0°o (1 7.9°o,) 3.0% 36.2% 2.100 6.100 3.8% 2.6% na. (4.6°o,) EVERCORE PARTNERS 3 Historical Projected 12/31/08 12/31/09 12/31/10 LTM $1,795 $1,712 $1,671 $1,627 112 102 111 118 12/31/11 12/31/12 12/31/13 12/31/14 12/31/15 $1,656 $1,696 $1,713 $1,704 $1,708 117 127 132 137 139 $1,906 $1,814 $1,783 $1,746 Ha. (4.8°o,) (1.7°o,) n.a. $431 $457 $458 $429 45 36 30 32 (11) (19) (13) (16 $1,773 $1,823 $1,845 $1,841 $1,847 (O.5°o,) 2.8°o 1.2°o (O.2°o,) O.4°o $423 $464 $494 $497 $507 31 33 36 40 41 (13) (13) (13) (13) (13) (3.3%,) 0.7% 3.1°o 2.1°o (17.5°o) 6.1°o 5.6°o 0.5°o 1.2% 2.4%$441 (7.5°o,) 24.9°o $484 9.9°o 26.6°o $518 7.0°o 28.1°o $524 1.2°o 28.5°o $535 2.2°o 29.0°o 4411 30 4452 32 4482 35 4485 39 4496 40 $271 (14.5°o,) 15.3°o $316 16.8°o 17.4°o $354 11.9°o 19.2°o $364 2.9°o 19.8°o $382 5.0°o 20.7°o $5.04 $6.39 $6.41 $6.47 $7.21 $103 24.6°o $264 54.5°o $283 54.7°o $301 57.5°o $322 60.2°o $48 2.7°o $43 2.3°o $38 2.0°o $33 1.8°o $32 1.7°o $2,197 5.2x $1,999 4.lx $1,811 3.Sx $1,616 3.lx $1,420 2.7x $297 $292 $286 $285 $303